Exhibit 10.1

                               EXCHANGE AGREEMENT

This Exchange Agreement (this "Agreement") is entered into as of May 2, 2006 by and between Electroglas, Inc. (the "Company"), and ____________________ (the "Exchanging Holder") on the basis of the following:

A. The Company has outstanding 5.25% Convertible Subordinated Notes Due 2007 (the "Convertible Securities").
B. The Convertible Securities are currently convertible by the holders thereof into the Company's common stock, par value $0.01 per share ("the Common Stock"), at a stated conversion rate of 97.6029 shares of Common Stock per $1,000 principal amount of Convertible Securities.

C. The Exchanging Holder is the Holder of at least $___________ Convertible Securities.
D. Exchanging Holder has indicated to the Company its desire to exchange the Convertible Securities for Common Stock of the Company and cash and, after negotiation between the parties hereto, such parties have agreed to effect such exchange on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE ONE: AGREEMENT TO EXCHANGE SECURITIES.

1.1 Exchange of Securities. On the terms and subject to the conditions set forth herein, the Exchanging Holder shall sell, assign, deliver and transfer to the Company all of its right, title and interest in and to the $_________ Convertible Securities in exchange for ___________ shares of Common Stock and $__________

1.2 Closing. The Completion of the transactions contemplated by this Agreement ("the "Closing") shall take place as soon as practical and, in any event, prior to 5:00 p.m., EST, on May 5, 2006 (the "Closing Date") as follows:

        (a) The Exchanging Holder shall deliver or cause to be delivered to the Company or the Company's agent the Convertible Securities to be exchanged hereunder in such a manner as shall be acceptable to the Company and effective to convey all right, title and interest of the Exchanging Holder in the Convertible Securities to the Company against delivery by the Company of (A) the number of shares of Common Stock provided for herein, through the Depositary Trust Company or such other means as shall be acceptable to the Exchanging Holder registered in such names as the Exchanging Holder shall specify to the Company prior to the Closing and (B) $___________ by wire transfer to an account specified by the Exchanging Holder for that purpose.
        (b) The consideration to be paid pursuant to the Agreement for each of the Convertible Securities offered to herein has been negotiated between the Company and the Exchanging Holder. The Company will pay to the Exchanging Holder on the Closing Date all accrued and unpaid interest on the Convertible Notes to, but not including, the Closing Date. The Exchanging Holder will not be entitled to any other payment or amount with respect to the Convertible Securities being exchanged herein.

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ARTICLE TWO: REPRESENTATIONS AND WARRANTIES

2.1 Mutual Representations and Warranties. Each party hereto (and, with respect to Section 2.1(b)(ii) below only, each person signing this Agreement) hereby makes the following representations and warranties to the other party hereto:

        (a) It is duly organized and validly existing, in good standing under the laws of its jurisdiction of incorporation or organization.
        (b) (i) It has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (ii) the person who has executed this Agreement on its behalf is duly authorized to do so and thereby bind the party on whose behalf he or she is purporting to act.
        (c) This Agreement is its valid and binding agreement, enforceable against it in accordance with its terms.
        (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) its charter, articles or certificate of incorporation, partnership agreement or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party or by which it or its properties are bound, (ii) any judgement, decree, order or award or any court, governmental body or arbitrator to which it is subject or (iii) any law, rule or regulation applicable to it.

2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Exchanging Holder that (a) upon issuance, the Common Stock to be issued by it hereunder will be duly and validly authorized and issued, fully paid and nonassessable, and the Exchanging Holder will acquire such Common Stock free and clear of any liens, encumbrances, pledges, security interest or other restrictions or claims of third parties, other than any of the foregoing created by the Exchanging Holder; and (b) the Common Stock to be issued by the Company to the Exchanging Holder pursuant to this Exchange Agreement is not required to be registered under the Securities Act of 1933 in order to make the Common Stock in the hands of the Exchanging Holder freely saleable into the public market, provided that (x) the Exchanging holder is not an "affiliate" of the Company as that term is defined under the Securities Act of 1933 (the "Act") and the Convertible Securities held by the Exchanging Holder were acquired in a transaction that was (A) registered under the Act pursuant to Registration Statement No. 333-96817, as amended, and were sold by a selling security holder listed therein pursuant to such registration statement, or (y) the Exchanging Holder is not an "affiliate" of the Company and has not been an "affiliate" during the preceding three months and a period of at least two years has elapsed since the date the Convertible Securities were acquired from the Company or from an "affiliate" of the Company.

2.3 Representations and Warranties of the Exchanging Holder. The Exchanging Holder hereby represents and warrants to the Company that the Exchanging
        Holder: (a) is the sole legal and beneficial owner of the Convertible Securities, and, upon the Closing, the Company will acquire the Convertible Securities free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, other than any of the foregoing created by the Company; (b) is an "accredited investor" (as defined in Regulation D under the Act) and is acquiring the Common Stock for its own account and not with a view to any distribution thereof except in compliance with the Act; and (c) has
        (i) made all investigations that it deems necessary or desirable in connection with the transactions contemplated by this Agreement and has received and has had full opportunity to review the Company's Annual Report on Form 10-K with respect to its fiscal year ended December 31, 2004; its Quarterly Transition Report on Form 10-QT with respect to its transitional quarter ended May 31, 2005; its Quarterly Reports on Form 10-Q with respect to its fiscal quarters ended September 3, 2005, December 3, 2005 and March 4, 2006; its Form 8-K filed on April 14, 2006; and its Proxy Statement filed on January 4, 2006, (ii) had an opportunity to ask questions of and receive answers from the Company and its management regarding such reports and filings, (iii) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Stock.

2.4 Survival of Representations and Warranties. All representations, warranties and agreements of each party hereto shall survive the Closing.

ARTICLE THREE:  MISCELLANEOUS

3.1 Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

3.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Exchanging Holder:

                              _________________
                              _________________
                              _________________
                              _________________

If to the Company:

                              Electroglas, Inc.
                              5729 Fontanoso Way
                              San Jose, CA 95138
                              Attention: Thomas Brunton, Vice President and CFO
                              Facsimile: (408) 528-3542

3.3 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of the other party hereto. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

3.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive law, and not the law pertaining to conflicts or choice of law, of the State of New York.

3.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

3.6 Complete Agreement. This Agreement is an integrated agreement containing the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous, and all contemporaneous oral or written negotiations, commitments or understandings.

3.7 Modifications, Amendments and Waivers. This agreement may be modified, amended or otherwise supplemented only by a writing signed by the party against whom it is sought to be enforced. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

3.8 No Third Party Beneficiaries. There are no third party beneficiaries under this Agreement or intended by any party hereto.

3.9 Expenses. Each party hereto shall bear its own costs and expenses, including, without limitation, attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby.

ELECTROGLAS, INC.
By: ______________________________________
    Name: ________________________________
    Title: _______________________________


____________________

By: ______________________________________
    Name: ________________________________
    Title: _______________________________